Exhibit 99.2

                      Solicitation and Marketing Materials

August __, 2003

Dear Friend:

We are pleased to announce that Rainier Pacific Bank is converting from the mutual to the stock form of organization. In connection with the conversion, Rainier Pacific Financial Group, Inc., the newly-formed holding company for Rainier Pacific Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about the merits of Rainier Pacific Financial Group, Inc. common stock as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about Rainier Pacific Bank's operations and the proposed Offering of Rainier Pacific Financial Group, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Fife, Washington time, on September __, 2003.

As a friend of Rainier Pacific Bank, you will have the opportunity to buy common stock directly from Rainier Pacific Financial Group in the offering without paying a commission or fee. If you have additional questions regarding the conversion and offering, please call us at (253) 926-4031, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 3700 Pacific Highway East, Suite 200, Fife, Washington.

We are pleased to offer you this opportunity to become a shareholder of Rainier Pacific Financial Group, Inc.

Sincerely,

John A. Hall
President and Chief Executive Officer

The shares of common stock being offered are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

August __, 2003

Dear Member:

We are pleased to announce that Rainier Pacific Bank is converting from the mutual to the stock form of organization. Upon the completion of the conversion, Rainier Pacific Bank will become a wholly-owned subsidiary of a new holding company, Rainier Pacific Financial Group, Inc. In connection with the conversion, Rainier Pacific Financial Group, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, Rainier Pacific Financial Group, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Rainier Pacific Financial Group, Inc.

However, as a member of Rainier Pacific Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on September __, 2003. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on September __, 2003. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

John A. Hall
President and Chief Executive Officer

The shares of common stock being offered are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

August __, 2003

Dear Member:

We are pleased to announce that Rainier Pacific Bank is converting from the mutual to the stock form of organization. In connection with the conversion, Rainier Pacific Financial Group, Inc., the newly-formed holding company for Rainier Pacific Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

To accomplish this conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form bearing your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on September __, 2003. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the conversion will offer a number of advantages, such as an opportunity for depositors of Rainier Pacific Bank to become shareholders. Please remember:

     >> Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     >> There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Conversion.

     >> Members have a right, but not an obligation, to buy Rainier Pacific Financial Group, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

     >> Like all stock, shares of Rainier Pacific Financial Group, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Rainier Pacific Financial Group, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Fife, Washington time, on September __, 2003.

If you have additional questions regarding the offering, please call us at (253) 926-4031, Monday through Friday, 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at 3700 Pacific Highway East, Suite 200, Fife, Washington.

Sincerely,

John A. Hall
President and Chief Executive Officer

The shares of common stock being offered are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

August __, 2003

Dear Prospective Investor:

We are pleased to announce that Rainier Pacific Bank is converting from the mutual to the stock form of organization. In connection with the conversion, Rainier Pacific Financial Group, Inc., the newly-formed holding company for Rainier Pacific Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about the merits of Rainier Pacific Financial Group, Inc. common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about operations at Rainier Pacific Bank and a complete discussion on the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Fife, Washington time, on September __, 2003.

We invite you and other local community members to become shareholders of Rainier Pacific Financial Group, Inc. Through this offering, you have the opportunity to buy stock directly from Rainier Pacific Financial Group, Inc. without a commission or a fee.

If you have additional questions regarding the conversion, please call us at
(253) 926-4031, Monday through Friday, 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at 3700 Pacific Highway East, Suite 200, Fife, Washington.

Sincerely,

John A. Hall
President and Chief Executive Officer

The shares of common stock being offered are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                      [LOGO] KEEFE, BRUYETTE & WOODS, INC.

August __, 2003

To Members and Friends
Of Rainier Pacific Bank
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Rainier Pacific Bank in converting from the mutual to the stock form of organization. Upon completion of the conversion, Rainier Pacific Bank will be a wholly-owned subsidiary of a new holding company, Rainier Pacific Financial Group, Inc. In connection with the conversion, Rainier Pacific Financial Group, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of Rainier Pacific Financial Group, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Rainier Pacific Financial Group, Inc. common stock being offered to customers of Rainier Pacific Bank and various other persons until 12:00 Noon, Fife, Washington time, on September __, 2003. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Rainier Pacific Financial Group, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 3700 Pacific Highway East, Suite 200, Fife, Washington, Monday through Friday, 9:00 AM to 5:00 PM, or feel free to call the Stock Information Center at (253) 926-4031.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Rainier Pacific Savings Bank                                                                                         REVOCABLE PROXY


Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Rainier Pacific Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the __ day of September, 2003 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

                                                                                            ----------------------------------------
                                                                                            Signature                    Date

                                                                                            ----------------------------------------
                                                                                            Signature                    Date

                                                                                            NOTE: Please sign exactly as your
                                                                                            name(s) appear(s) on this Proxy. Only
                                                                                            one signature is required in the case of
                                                                                            a joint account. When signing in a
                                                                                            representative capacity, please give
                                                                                            title.

                             IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.

                                         FAILURE TO VOTE HAS THE SAME EFFECT AS A "NO" VOTE.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Rainier Pacific Financial Group, Inc.
                                                                                               3700 Pacific Highway East, Suite 200
                                                                                                      Fife, Washington 98424
                                                                                                          (253) 926-4031

                                                                                                 Stock Order and Certification Form

------------------------------------------------------------------------------------------------------------------------------------

Deadline: The Subscription Offering ends at 12:00 Noon, Fife, Washington time, on September __, 2003. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Rainier Pacific Bank office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

------------------------------------------------------------------------------------------------------------------------------------

(1) Number of Shares                         (2) Total Amount Due  (6) |_| Check here if you are a director, officer or employee of
    ----------------     Price Per Share         ----------------          Rainier Pacific Bank or a member of such person's
                     X       $10.00        =                               immediate family (same household).
    ----------------                             ----------------
                                                                   (7) |_| NASD Affiliation - see description on reverse side of
    Minimum - 25 shares                                                    this form.
    Maximum - 25,000 shares
                                                                   (8)   Please review the preprinted account information listed
------------------------------------------------------------------       below. The accounts printed below may not be all of your
Method of Payment                                                        qualifying accounts or even your accounts as of the
                                                                         earliest of the three dates if you have changed names on
(3) |_| Enclosed is a check, bank draft or money order payable to        accounts. You should list any other accounts that you may
        Rainier Pacific Financial Group, Inc. for $______________.       the have or had with Rainier Pacific in the box below. SEE
                                                                         THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
(4) |_| I authorize Rainier Pacific Bank to make withdrawals from        INFORMATION. All subscription orders are subject to the
        my certificate or savings account(s) (not accounts with          provisions of the Plan of Conversion.
        checking privileges) shown below, and understand that the
        amounts will not otherwise be available for withdrawal:    -----------------------------------------------------------------

Account Number(s)                               Amount(s)
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
                                                                   -----------------------------------------------------------------
------------------------------------------------------------------
                        Total Withdrawal                           Additional Qualifying Accounts
                                          ------------------------
There is NO penalty for early withdrawal.                          Account Title (Names on Accounts)               Account Number
                                                                   -----------------------------------------------------------------
------------------------------------------------------------------
                                                                   -----------------------------------------------------------------
(5)   Purchaser Information (check one)
                                                                   -----------------------------------------------------------------
a.|_| Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Rainier Pacific Bank as of -----------------------------------------------------------------
      December 31, 2000. Enter information in Section 8 for all
      deposit accounts that you had at Rainier Pacific Bank on     -----------------------------------------------------------------
      December 31, 2000.
                                                                   Please Note: Failure to list all of your accounts may result in
b.|_| Supplemental Eligible Account Holder - Check here if you     the loss of part or all of your subscription rights. (additional
      were a depositor with at least $50 on deposit with Rainier   space on back of form)
      Pacific Bank as of ________, 2003 but are not an Eligible
      Account Holder. Enter information in Section 8 for all
      deposit accounts that you had at Rainier Pacific Bank on
      ___________.

c.|_| Other Member - Check here if you were a depositor of Rainier
      Pacific Bank as of _______, 2003, but are not an Eligible
      Account Holder or a Supplemental Eligible Account Holder.
      Enter information in Section 8 for all accounts that you had at Rainier Pacific Bank on ______________.

d.|_| Local Community - Residents of Pierce County and the City of
      Federal Way, Washington

f.|_| General Public

------------------------------------------------------------------

(9)   Stock Registration - Please Print Legibly and Fill Out Completely

      (Note: The written statement indicating number of shares of stock held and all correspondence related to this stock order will be mailed to the address provided below)

     |_| Individual                     |_| Uniform Transfer to Minors Act      |_| Partnership

     |_| Joint Tenants                  |_| Uniform Gift to Minors Act          |_| Individual Retirement Account

     |_| Tenants in Common              |_| Corporation                         |_| Fiduciary/Trust (Under Agreement Dated ________)

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  Name                                                                          Social Security or Tax I.D.
------------------------------------------------------------------------------------------------------------------------------------

  Name                                                                          Social Security or Tax I.D.
------------------------------------------------------------------------------------------------------------------------------------

  Mailing                                                                                     Daytime
  Address                                                                                     Telephone

------------------------------------------------------------------------------------------------------------------------------------

                                                    Zip                                       Evening
City                              State             Code            County                    Telephone
------------------------------------------------------------------------------------------------------------------------------------

Acknowledgment By signing below, I acknowledge receipt of the prospectus dated August __ 2003 and understand I may not change or revoke my order once it is received by Rainier Pacific Financial Group, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Rainier Pacific Financial Group, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and; (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and
Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the
Plan of Conversion as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

----------------------------------------------------------------    ----------------------------------------------------------------
Signature                                       Date                Office Use Only              Check # _________________________
----------------------------------------------------------------
                                                                    Date Rec'd _______/_______   Ck. Amt. ________________________
----------------------------------------------------------------
Signature                                       Date                Batch # __________ - Order # _____________ Category __________

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

Rainier Pacific Savings Bank                                                                                         REVOCABLE PROXY


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RAINIER PACIFIC BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON
SEPTEMBER __, 2003, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE PLAN OF CONVERSION.

The undersigned being a member of Rainier Pacific Bank, hereby authorizes the Board of Directors of Rainier Pacific Bank or any
successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special
Meeting of Members of Rainier Pacific Bank to be held at the Sheraton Tacoma Hotel, 1320 Broadway, Tacoma, Washington, on September
__, 2003 at __:__ _.m., Pacific time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:


      (1)   To consider and vote upon a plan to convert Rainier Pacific Bank from a state chartered mutual savings bank to a state chartered stock savings bank, including the adoption of amended and restated articles of incorporation and bylaws, the establishment of a charitable foundation and the concurrent sale of all of Rainier Pacific Bank's capital stock to
            Rainier Pacific Financial Group, Inc., a Washington corporation, and the sale by Rainier Pacific Financial Group, Inc.
            of its shares of common stock.


                                                        FOR |_|  AGAINST |_|

      (2)   To consider and vote upon any other matters that may lawfully come before the special meeting

                                                        FOR |_|  AGAINST |_|


This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, the proxy will be voted "FOR" adoption of the plan of conversion and, if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.


------------------------------------------------------------------------------------------------------------------------------------

                                                Rainier Pacific Financial Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------

Item (7) continued - NASD Affiliation (this section only applies    Item (8) continued; Purchaser Information
to those individuals who meet the delineated criteria)
                                                                    Account Title (Names on Accounts)             Account Number
Check the box if you are a member of the National Association of    ----------------------------------------------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an
NASD member, a member of the immediate family of any such person    ----------------------------------------------------------------
to whose support such person contributes, directly or
indirectly, or the holder of an account in which an NASD member     ----------------------------------------------------------------
or person associated with an NASD member has a beneficial
interest. To comply with conditions under which an exemption        ----------------------------------------------------------------
from the NASD's Interpretation With Respect to Free-Riding and
Withholding is available, you agree, if you have checked the        ----------------------------------------------------------------
NASD affiliation box: (1) not to sell, transfer or hypothecate
the stock for a period of three months following the issuance       ----------------------------------------------------------------
and (2) to report this subscription in writing to the applicable
NASD member within one day of the payment therefor.                 ----------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                         CERTIFICATION FORM

                            (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK OF RAINIER PACIFIC FINANCIAL GROUP, INC. ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT
INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation West Regional Director, Nancy E. Hall, at (415) 974-2000.

I further certify that, before purchasing the Common Stock of Rainier Pacific Financial Group, Inc., I received a copy of the prospectus dated August __, 2003 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 1 of the prospectus:

1.    Our loan portfolio possesses increased risk due to the substantial outstanding balances of unseasoned multi-family and commercial real estate loans and a significant percentage of indirect auto and consumer loans.

2.    The economy in our local market area may adversely affect our operations.

3.    We plan to increase our commercial lending activities which involves greater risk than other types of lending.

4.    We have undertaken a technology initiative that may result in higher costs than anticipated and could result in a disruption of our business.

5.    We are constructing a new office/retail building and will be constructing new branch offices that will involve a major commitment of resources.

6.    A significant decline or rise in interest rates may hurt our profits and net portfolio value.

7.    After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase.
      This could negatively impact the price of our stock.

8.    Strong competition within our market area may limit our growth and profitability.

9.    The contribution to the Rainier Pacific Foundation will reduce earnings and your ownership interest.

10.   Loss of key personnel may hurt Rainier Pacific Financial Group's and Rainier Pacific Bank's operations because it may be difficult to hire qualified replacements.

11.   Your subscription funds could be held for an extended time period and will be unavailable to you for other investments if completion of the conversion is delayed.

12.   Holders of Rainier Pacific Financial Group common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 per share or more per share even if a liquid trading market develops.

13.   The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of Rainier Pacific Financial Group.

14.   We intend to grant stock options and restricted stock to the board of directors and certain employees following the conversion which will likely reduce your ownership interest.

15.   Management and the board of directors has significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.

16.   Earthquakes in Rainier Pacific Bank's primary market area may result in material losses because of damage to collateral properties and borrowers' inability to repay loans.

----------------------------------------------------------------        ------------------------------------------------------------
Signature                                       Date                    Signature                                   Date

----------------------------------------------------------------        ------------------------------------------------------------

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR
ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

================================================================================

Rainier Pacific Financial Group, Inc.

                         Stock Order Form Instructions

================================================================================

All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------
Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum individual purchase is $250,000 or 25,000 shares of common stock. The maximum purchase for any person or persons acting in concert is generally $500,000 or 50,000 shares of common stock. For additional information and limits, see "Rainier Pacific Bank's Conversion - Limitations on Stock Purchases" in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at Rainier Pacific Bank) or by check, bank draft or money order payable to Rainier Pacific Financial Group, Inc. DO NOT MAIL CASH. Your funds will earn interest at the savings account rate until the conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Rainier Pacific Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Rainier Pacific Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Rainier Pacific Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order and Certification Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Rainier Pacific Bank in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order and Certification Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Rainier Pacific Financial Group, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names. Please note that you will not receive a stock certificate evidencing your purchase of Rainier Pacific Financial Group's common stock in the conversion because we plan on using a "certificateless" system that does not involve the issuance of traditional stock certificates. However, you will receive an announcement of the completion of the conversion and a written statement setting forth the number of shares of stock held by you in Rainier Pacific Financial Group. When you receive the announcement, you will have an opportunity to request a stock certificate evidencing your purchase of Rainier Pacific Financial Group common stock or to have your shares credited to your brokerage account.

        Please be sure to sign the Certification Form on the back of the
                               Stock Order Form.

                  (See reverse side for Stock Ownership Guide)

================================================================================

Rainier Pacific Financial Group, Inc.

                         Stock Ownership Guide

================================================================================

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Washington and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-WA or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/partnerships may purchase stock. Please provide the corporation/partnership's legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual retirement account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.
Registration for IRAs: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

                       On Name Line 2 - FBO (for benefit of) YOUR NAME
                         IRA a/c #______.

                       Address will be that of the broker/trust department to
                         where the stock certificate will be sent.

                       The Social Security/Tax I.D. number(s) will be either
                         yours or your trustees, as they direct.

                       Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See reverse side for Stock Order Form Instructions)

================================================================================

                                   PROXY GRAM
                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Rainier Pacific Bank from a mutual savings institution to a stock savings institution.

         Your vote on the Plan of Conversion has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                         "Against" the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                          Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

John A. Hall
President and Chief Executive Officer
Rainier Pacific Bank
Fife, Washington

   If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (253) 926-4031.

================================================================================

The shares of common stock being offered are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.